Exhibit 99.1

GLOBAL EAGLE REPORTS FINANCIAL RESULTS FOR THE

FOURTH QUARTER AND FULL YEAR 2018

Accelerated Air France installations

Renewed largest two Cruise customers under multi-year agreements

Secured new Media & Content contract from major global airline

Initiated Phase II of Cost Realignment Plan

LOS ANGELES, CA, March 14, 2019—Global Eagle Entertainment Inc. (Nasdaq: ENT) (“Global Eagle,” the “Company” or “we”), a leading provider of media, content, connectivity and data analytics to markets across air, sea and land, today announced financial results for the fourth quarter and full year ended December 31, 2018. For the fourth quarter of 2018, Global Eagle recorded revenue of $161 million; incurred a net loss of $109.2 million (partially due to a non-cash impairment charge described below) and generated Adjusted EBITDA* of $17.0 million. For full year 2018, Global Eagle recorded revenue of $647 million; incurred a net loss of $236.6 million and generated Adjusted EBITDA of $73.1 million.

Global Eagle’s Connectivity segment is a leading provider of satellite-based passenger connectivity for single-aisle airliners and broadcaster of live television to the aviation and maritime markets. During the fourth quarter, Global Eagle continued to build commercial and operational momentum. We accelerated Air France installations, renewed our two largest cruise customers under multi-year contracts and launched the next generation of our proprietary Network Resource Management software platform which enables unprecedented flexibility and efficiency of the underlying drivers for user experience. In January, Air France commenced operation of inflight connectivity services to its passengers, supported by Global Eagle’s Ku high-throughput satellite (HTS) network, the first HTS inflight connectivity network to span Europe, Russia, the Nordics and Scandinavia, and North Africa. This network is capable of delivering speeds up to 500 Mbps to each aircraft cabin.

During the fourth quarter, Global Eagle’s market-leading Media & Content segment was approximately flat with the prior-year quarter. We expect the new wins and expanded relationships announced in the third quarter to positively impact the segment’s revenue growth during the first quarter of 2019. Our Media & Content segment has recently secured a multi-year contract award from a major global airline, previously held by a competitor. We expect the win to positively impact Media & Content revenue growth beginning in the third quarter of 2019.

Building upon the operating expense savings plan implemented throughout 2018, Global Eagle initiated the planning of Phase II of our Cost Realignment Plan in November. This process included a detailed review of cost of sales and operating expenses supporting each business unit, along with accelerated integration of global offices, software engineering and customer support teams. We commenced implementation of the majority of the plan’s initiatives in late February 2019. Therefore, we expect the plan to have a positive impact on expenses beginning in the second quarter of 2019 and building throughout the year.

“We are very proud of our commercial success and operational execution,” commented Josh Marks, CEO of Global Eagle. “Global Eagle is winning market share from our competitors and delivering on our performance promises to our customers. We see a robust RFP environment for both Content and inflight Connectivity, where our track record of on-time delivery, industry-leading operational performance and customer service positions Global Eagle well for continued success. We are focused on our customers, and are relentlessly driving a healthy core business, profitable growth and transformation in 2019.”

“We continue to target positive free cash flow generation in 2019. In addition to sustained revenue growth, we recognize the importance of a lean cost structure. Phase II of our Cost Realignment Plan will transform our Company through more efficient staffing, consolidated engineering and customer support, and a focus on cost controls,” said Paul Rainey, CFO of Global Eagle. “We expect meaningful improvement to be driven by our rigorous execution of the plan. Our initial actions were taken in late February and will build throughout 2019. We expect our Cost Realignment Plan to drive the Company’s transition to positive free cash flow generation within the year.”

Fourth Quarter Summary

•

Total revenue for the fourth quarter of 2018 was $161 million, a 0.6% increase over the prior-year period. This increase was driven by 34.5% growth in our Connectivity equipment sales. Revenue growth in Connectivity equipment was driven by a ramp-up of Southwest and Air France inflight connectivity equipment. Our Connectivity service revenue was negatively impacted by the anticipated decline in our African MNO business, as well as minor decline in yacht business revenue due to unusual weather conditions in the late fall, which resulted in fewer active ships.

•

Net loss for the fourth quarter of 2018 was $109.2 million, down $25.2 million over the prior-year period. Net loss included a $51 million non-cash impairment of a joint venture. The impairment was related to slower than expected adoption of growth initiatives. The improvement versus the prior-year period was driven by the absence of $89 million goodwill impairment charge.

•

Adjusted EBITDA for the fourth quarter of 2018 was $17.0 million, which was a 13.7% decline versus the prior-year period. Adjusted EBITDA was impacted by a decline in gross margins partially offset by a decline in operating expenses excluding the prior-year goodwill impairment. The decline in gross margins was driven by increased investment in satellite network capacity to support the ramp up of aircraft activations. We continue to expect our Connectivity segment’s gross margin to recover in 2019 as these aircraft are activated.

Webcast

We will host a live webcast on Thursday, March 14, 2019 at 5:00 p.m. EDT (2:00 p.m. PDT). We will make the webcast and accompanying slide presentation available on the Investor Relations section of our website at http://investors.geemedia.com/events-and-presentations. We will maintain an archive of the webcast on our website for 30 days following the event.

About Global Eagle

Global Eagle is a leading provider of media, content, connectivity and data analytics to markets across air, sea and land. Global Eagle offers a fully integrated suite of rich media content and seamless connectivity solutions to airlines, cruise lines, commercial ships, high-end yachts, ferries and land locations worldwide. With approximately 1,200 employees and 50 offices on six continents, the Company delivers exceptional service and rapid support to a diverse customer base. Find out more at: www.GlobalEagle.com.

Contact:

Peter A. Lopez

Vice President, Investor Relations

+1 310-740-8624

investor.relations@geemedia.com

pr@geemedia.com

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States, or GAAP, we present Adjusted EBITDA, which is a non-GAAP financial measure, as a measure of our performance. The presentation of Adjusted EBITDA is not intended to be considered in isolation from, or as a substitute for, or superior to, net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity. For a reconciliation of Adjusted EBITDA to its most comparable measure under GAAP, please see the table entitled “Reconciliation of GAAP to Non-GAAP Measure” at the end of this press release. Further, we note that Adjusted EBITDA as presented herein is defined and calculated differently than the “Consolidated EBITDA” definition in our senior secured credit agreement and in our second lien notes, which Consolidated EBITDA definition we use for financial-covenant-compliance purposes and as a measure of our liquidity.

Adjusted EBITDA is one of the primary measures used by our management and Board of Directors to understand and evaluate our financial performance and operating trends, including period to period comparisons, to prepare and approve our annual budget and to develop short and long term operational plans. Additionally, Adjusted EBITDA is one of the primary measures used by the Compensation Committee of our Board of Directors to establish the funding targets for (and subsequent funding of) our Annual Incentive Plan bonuses for our employees. We believe our presentation of Adjusted EBITDA is useful to investors both because it allows for greater transparency with respect to key metrics used by our management in their financial and operational decision-making and because our management frequently uses it in discussions with investors, commercial bankers, securities analysts and other users of our financial statements.

We define Adjusted EBITDA as net income (loss) before (a) interest expense (income), (b) income tax expense (benefit) and (c) depreciation and amortization (including relating to equity-method investments) and (gain) loss on disposal and impairment of fixed assets, and we then further adjust that result to exclude (when applicable in the period) (1) change in fair value of financial instruments, (2) other (income) expense, including (gains) losses from foreign-currency-transaction (gains) and from other investments, which include impairment charges relating to our joint ventures, (3) goodwill impairment expense, (4) stock-based compensation expense, (5) strategic-transaction, integration and realignment expenses (as described below), (6) auditor and third-party professional fees and expenses related to our internal-control deficiencies (and the remediation thereof) and complications in our audit process relating to our control environment, (7) excess content expenses (as described below), (8) non-ordinary-course legal expenses (as described below) and (9) losses related to significant customer bankruptcies or financial distress (as described below). Management does not consider these items to be indicative of our core operating results.

“Excess content expenses” includes the additional purchasing costs that we incurred in 2017 to procure movie content for our customers, notwithstanding that we could have procured equivalent content under our (preferential-pricing) output arrangements with major studios. We incurred these additional costs because we could not timely identify and measure our movie-content expenditures and procurement during the period due to weaknesses in our control environment.

“Losses related to significant customer bankruptcies or financial distress” includes (1) our provision for bad debt associated with the bankruptcies of Air Berlin and Alitalia (two of our Media & Content customers) in 2017 and Ocean Air (our Media & Content and Connectivity customer) in 2018, (2) the costs (e.g., content acquisition fees) that we incurred to maintain service to those customers during their bankruptcy proceedings in order to preserve the customer relationship and (3) costs relating to providing services to customers for whom we recognize revenue on a cash basis due to their financial distress.

“Non-ordinary-course legal expenses” includes third-party professional fees and expenses and estimated loss contingencies, provisions for legal settlements and other expenses associated with the securities class-action lawsuits filed against us in 2017, non-ordinary-course employment, corporate and intellectual-property-infringement disputes, and the initial setup of our General Data Protection Regulation (GDPR) and Communications Assistance for Law Enforcement Act (CALEA) compliance programs.

“Strategic-transaction, integration and realignment expenses” includes (1) transaction and procurement-related expenses and costs (including third-party professional fees) attributable to acquisition, financing, investment and other strategic-transaction activities (including for new product and proof-of-concept testing), (2) integration and realignment expenses and allowances, (3) employee-severance, -retention and -relocation expenses, (4) purchase-accounting adjustments for deferred revenue, costs and credits associated with companies and businesses that we have acquired through our M&A activities, (5) service-level-agreement penalties incurred during our Eagle-1 migration and setup in its new orbital slot in 2017 and (6) estimated loss contingencies, provisions for legal settlements and other expenses related to claims at companies or businesses that we acquired through our M&A activities for underlying liabilities that pre-dated our acquisition of those companies or businesses.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements with respect to our expected Adjusted EBITDA, revenue and margin growth in future periods, our aviation-connectivity installations in future periods, our business and financial-performance outlook, industry, business strategy, plans, business and M&A integration activities, operating-expense and cost-structure improvements and reductions and our ability to execute and realize the benefits of our cost-savings plans, international expansion, future technologies, future operations, financial covenant compliance, margins, profitability, future efficiencies, liquidity, ability to generate positive cash flow from operating activities, and other financial and operating information. The words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:

•

our ability to timely remediate material weaknesses in our internal control over financial reporting; the effect of those weaknesses on our ability to report and forecast our operations and financial performance; and the impact of our remediation efforts (and associated management time and costs) on our liquidity and financial performance;

•	our ability to maintain effective disclosure controls and internal control over financial reporting;

•	our ability to execute on our operating-expense and cost-structure realignment plan and realize the benefits of those initiatives;

•	our ability to properly implement the new leasing standard (ASC 842);

•	our dependence on the travel industry;

•	future acts or threats of terrorism;

•	our ability to obtain new customers and renew agreements with existing customers;

•	our customers’ solvency, inability to pay and/or delays in paying us for our services;

•	our ability to retain and effectively integrate and train key members of senior management;

•	our ability to recruit, train and retain highly skilled technical employees, particularly in our finance and IT functions;

•	negative external perceptions that damage our reputation among potential customers, investors, employees, advisors and vendors;

•	our ability to receive the anticipated cash distributions or other benefits from our investment in the Wireless Maritime Services joint venture;

•	customer attrition due to direct arrangements between satellite providers and customers;

•	the effect of a variety of complex U.S. and foreign tax laws and regimes due to the global nature of our business;

•	our ability to continue to be able to make claims for e-business and multimedia tax credits in Canada;

•	our exposure to foreign currency risks;

•	the effect of the United Kingdom’s referendum to withdraw from the European Union;

•	our dependence on our existing relationship and agreement with Southwest Airlines;

•

our need to invest in and develop new broadband technologies and advanced communications and secure networking systems, products and services and antenna technologies as well as their market acceptance;

•	increased demand by customers for greater bandwidth, speed and performance and increased competition from new technologies and market entrants;

•	our reliance on “sole source” service providers and other third parties for key components and services that are integral to our product and service offerings;

•	the potential need to materially increase our investments in product development and equipment beyond our current investment expectations;

•

our ability to expand our international operations and the risks inherent in our international operations, especially in light of current trade and national-security disputes between the United States and China (which may adversely impact our ability to conduct business in that market);

•

service interruptions or delays, technology failures, damage to equipment or software defects or errors and the resulting impact on our reputation and ability to attract, retain and serve our customers;

•	equipment failures or software defects or errors that may damage our reputation or result in claims in excess of our insurance or warranty coverage;

•	satellite failures or degradations in satellite performance;

•	our ability to integrate businesses or technologies we have acquired or may acquire in the future;

•

increased on-board use of personal electronic devices and content accessed and downloaded prior to travel and our ability to compete as a content provider against “over the top” download services and other companies that offer in-flight entertainment products;

•	pricing pressure from suppliers and customers in our Media & Content segment and a reduction in the aviation industry’s use of intermediary content service providers (such as us);

•	a reduction in the volume or quality of content produced by studios, distributors or other content providers or their refusal to license content or other rights upon terms acceptable to us;

•	a reduction or elimination of the time between our receipt of content and it being made available to the rental or home viewing market (i.e., the “early release window”);

•	increased competition in the in-flight entertainment (“IFE”) and in-flight connectivity (“IFC”) system supply chain;

•	our ability to plan expenses and forecast revenue due to the long sales cycle of many of our Media & Content segment’s products;

•	operational complexity and increased costs related to maintaining and tracking our music content licenses and rights related thereto;

•	our use of fixed-price contracts for satellite bandwidth and potential cost differentials that may lead to losses if the market price for our services declines relative to our committed cost;

•	our use of fixed-price contracts in our Media & Content segment that may lead to losses in the future if the market price for our services declines relative to our committed cost;

•	our ability to develop new products or enhance those we currently provide in our Media & Content segment;

•	our ability to successfully implement a new enterprise resource planning system;

•	the effect on our business and customers due to disruption of the technology systems utilized in our business operations;

•	our ability to protect our intellectual property;

•

the effect of cybersecurity attacks, data or privacy breaches, data or privacy theft, unauthorized access to our internal systems or connectivity or media and content systems, or phishing or hacking, especially in light of recently publicized security incidents affecting our industry and our systems;

•	the costs to defend and/or settle current and potential future civil intellectual property lawsuits (including relating to music and other content infringement) and related claims for indemnification;

•	changes in regulations and our ability to obtain regulatory approvals to provide our services or to operate our business in particular countries or territorial waters;

•

compliance with U.S. and foreign regulatory agencies, including the Federal Aviation Administration (“FAA”), Federal Communications Commission (“FCC”), and Federal Trade Commission (“FTC”) and their foreign equivalents in the jurisdictions in which we and our customers operate;

•	regulation by foreign government agencies that increases our costs of providing services or requires us to change services;

•	changes in government regulation of the Internet, including e-commerce or online video distribution;

•	our ability to comply with trade, export, anti-money laundering and anti-bribery practices and data protection laws, especially the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and GDPR;

•

changes in foreign and domestic civil aviation authorities’ orders, airworthiness directives, or other regulations that restrict our customers’ ability to operate aircraft on which we provide services;

•	our (along with our directors’ and officers’) exposure to civil stockholder litigation relating to our investor disclosures and the related costs of defending and insuring against such litigation;

•

uninsured or underinsured costs associated with stockholder litigation and any uninsured or underinsured indemnification obligations with respect to current and former executive officers and directors;

•

limitations on our cash flow available to make investments due to our substantial indebtedness and our ability to generate sufficient cash flow to make payments thereon, comply with our reporting and financial covenants, or fund our operations;

•

our ability to repay the principal amount of our bank debt, second lien notes due June 30, 2023 (the “Second Lien Notes”) and/or 2.75% convertible senior notes due 2035 (the “Convertible Notes”) at maturity, to raise the funds necessary to settle conversions of our Convertible Notes or to repurchase our Convertible Notes upon a fundamental change or on specified repurchase dates or due to future indebtedness;

•	the conditional conversion of our Convertible Notes;

•	the effect on our reported financial results of the accounting method for our Convertible Notes;

•

the impact of the fundamental change repurchase feature and change of control repurchase feature of the securities purchase agreement governing our Second Lien Notes on our price or potential as a takeover target;

•	the dilution or price depression of our common stock that may occur as a result of the conversion of our Convertible Notes and/or Searchlight warrants;

•

our ability to meet the continued listing requirements of The Nasdaq Stock Market (“Nasdaq”), in particular given our recent history of delinquent periodic filings with the U.S. Securities and Exchange Commission (“SEC”) and the need to maintain a minimum $1.00 per share stock price pursuant to Nasdaq rules;

•	conflicts between our interests and the interests of our largest stockholders;

•	volatility of the market price of our securities;

•	anti-takeover provisions contained in our charter and bylaws;

•	the dilution of our common stock if we issue additional equity or convertible debt securities; and

•

other risks and factors listed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC on April 2, 2018 and in any subsequently filed Quarterly Reports on Form 10-Q. These financial results should also be read in connection with the additional information to be set forth in our Annual Report on Form 10-K that will be filed for the year ended December 31, 2018.

The forward-looking statements herein speak only as of the date the statements are made (which is the date of this press release). You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Global Eagle Entertainment Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue:
Licensing and services	145,669	148,520	606,227	581,920
Equipment	14,939	11,078	40,867	37,549

Total revenue	160,608	159,598	647,094	619,469
Cost of sales:
Licensing and services	123,020	110,995	480,864	428,619
Equipment	15,577	9,544	31,529	33,501

Total cost of sales	138,597	120,539	512,393	462,120

Gross margin	22,011	39,059	134,701	157,349
Operating Expenses:
Sales and marketing	8,104	10,565	37,624	40,938
Product development	7,033	8,689	32,740	35,608
General and administrative	34,959	38,842	134,663	148,221
Provision for legal settlements	1,451	650	1,317	1,435
Amortization of intangible assets	7,889	11,106	38,440	43,955
Goodwill impairment	—	89,000	—	167,000

Total operating expenses	59,436	158,852	244,784	437,157
Loss from operations	(37,425)	(119,793)	(110,083)	(279,808)
Other income (expense):
Interest expense, net	(20,818)	(14,519)	(76,218)	(58,454)
Loss on extinguishment of debt	—	—	—	(14,389)
Loss from equity method investments	(49,921)	(16,334)	(46,310)	(12,424)
Change in fair value of derivatives	384	839	97	3,510
Other (expense) income, net	(194)	(478)	(1,017)	(436)

Loss before income taxes	(107,974)	(150,285)	(233,531)	(362,001)
Income tax (benefit) expense	1,203	(15,880)	3,068	(4,887)

Net loss	(109,177)	(134,405)	(236,599)	(357,114)

Net loss per share – basic and diluted	(1.19)	(1.51)	(2.59)	(4.07)

Weighted average shares outstanding – basic and diluted	91,848	89,222	91,325	87,733

Global Eagle Entertainment Inc.

Condensed Consolidated Balance Sheet

(In thousands, except share per share amounts)

(Unaudited)

	December 31, 2018	December 31, 2017
Assets
CURRENT ASSETS:
Cash and cash equivalents	$39,154	$48,260
Restricted cash	801	3,608
Accounts receivable, net	97,623	113,545
Inventories	34,649	28,352
Prepaid expenses	9,104	13,486
Other current assets	10,498	20,923

TOTAL CURRENT ASSETS:	191,829	228,174
Content library	6,966	8,686
Property, plant and equipment, net	176,577	195,029
Goodwill	159,562	159,696
Intangible assets, net	84,136	122,582
Equity method investments	83,135	137,299
Other non-current assets	14,882	9,118

Total Assets	$717,087	$860,584

Liabilities and Stockholders’ Equity
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	177,056	205,036
Deferred revenue	7,430	6,508
Current portion of long-term debt	22,673	20,106
Other current liabilities	5,032	7,785

TOTAL CURRENT LIABILITIES:	212,191	239,435
Deferred revenue, non-current	1,116	1,079
Long-term debt	686,938	598,958
Deferred tax liabilities	8,406	16,247
Other non-current liabilities	34,771	30,340

Total Liabilities	943,422	886,059
Stockholders’ Equity
Common stock	10	10
Treasury stock	(30,659)	(30,659)
Additional paid-in capital	814,488	779,565
Subscriptions receivable	(597)	(578)
Accumulated deficit	(1,009,458)	(773,791)
Accumulated other comprehensive loss	(119)	(22)

Total Stockholder’s Deficit	(226,335)	(25,475)

Total Liabilties and Stockholders’ Equity	$717,087	$860,584

Global Eagle Entertainment Inc.

Reconciliation of GAAP to Non-GAAP Measure

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net loss to Adjusted EBITDA reconciliation
Net loss	(109,177)	(134,405)	(236,599)	(357,114)
Interest expense, net	20,818	14,519	76,218	72,843
Income tax (benefit) expense	1,203	(15,880)	3,068	(4,887)
Depreciation and amortization and loss on disposal and impairment of fixed assets	25,954	26,607	108,180	99,950
Change in fair value of financial instruments	(384)	(839)	(97)	(3,510)
Other expense	53,544	17,189	54,369	17,147
Goodwill impairment expense	—	89,000	—	167,000
Stock-based compensation expense	3,025	3,584	12,817	7,586
Strategic-transaction, integration and realignment expenses	14,399	7,742	27,512	27,951
Internal-control and delayed audit expenses	2,649	11,411	22,259	34,869
Excess content expenses	—	661	—	2,648
Non-ordinary-course legal expenses	2,515	131	2,924	1,000
Losses on significant customer bankruptcies	2,484	—	2,484	2,537

Adjusted EBITDA	17,030	19,720	73,135	68,020